UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2011 (January 3, 2011)

ACCELERIZE NEW MEDIA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-52635	20-3858769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

204 RIVERSIDE AVENUE, NEWPORT BEACH, CALIFORNIA 92663
 (Address of principal executive offices)                   (Zip Code)

(310) 903 4001
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF THE REGISTRANT.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On January 3, 2011, Accelerize New Media, Inc. (the "Company") entered into a loan agreement (the "Loan Agreement") with Agility Capital II, LLC (the "Lender") to borrow up to $500,000. The loan will accrue interest at a rate of 12% per annum, payable monthly, and matures on March 31, 2012, with monthly principal payments of $20,000 beginning on April 1, 2011. Upon the closing the Company has agreed to move all its banking to Silicon Valley Bank a Member of SVB Financial Group (Nasdaq: SIVB).  The Company intends to use the cash proceeds from the loan advances to finance its on-going operations.

The Loan Agreement contains among other covenants, covenants to achieve specified revenue levels and restricting the Company's ability to pay dividends, purchase and sell assets outside the ordinary course and incur additional indebtedness. The occurrence of a material adverse effect will be an event of default under the Loan Agreement, in addition to other customary events of default. The Company granted the Lender a security interest in all of the Company's personal property and intellectual property.

In connection with the Loan Agreement, the Company issued to the Lender a warrant (the "Warrant") to purchase 283,019 shares of the Company's common stock, subject to certain anti-dilution adjustments.   The Warrant is exercisable for 5 years and expires on January 3, 2016.  Upon a default under the Loan Agreement, the number of shares the Lender may purchase under the Warrant will increase, up to a maximum of 350,000 additional shares. The Warrant was issued under the exemption provided by Section 4(2) of the Securities Act of 1933.

Prior to the entry of the Loan Agreement, all of the holders of the Company's 10% Convertible Notes converted their notes at the conversion price of $0.40 into a total of 1,325,000 shares of the Company's common stock, and the holders of the Company's 12% Convertible Notes entered into subordination agreements in the form attached hereto as Exhibit 10.2.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction where such offering would be unlawful.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

4.1	Common Stock Purchase Warrant issued January 3, 2011.

10.1	Intellectual Property Security Agreement, dated January 3, 2011, between the Company and Agility Capital II, LLC.

10.2	Form of Subordination Agreement among the Company, Agility Capital II, LLC and each of the holders of the Company's 12% Convertible Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 6, 2011	ACCELERIZE NEW MEDIA, INC. By: /s/ Brian Ross Brian Ross President and Chief Executive Officer

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